Exhibit 99.1

FOR IMMEDIATE RELEASE

Investment Technology Group Reports

Third Quarter 2009 Results

NEW YORK, NY, October 29, 2009 – Investment Technology Group, Inc. (NYSE: ITG), a leading agency broker and financial technology firm, today announced that for the third quarter ended September 30, 2009, net income was $17.5 million, or $0.40 per diluted share, versus net income of $27.2 million and earnings of $0.62 per diluted share in the third quarter of 2008. ITG’s revenues for the third quarter of 2009 were $158.4 million versus $188.3 million for the third quarter of 2008. Pre-tax margins in the third quarter of 2009 were 17.7 percent compared to 24.2 percent in the third quarter of 2008.

“The third quarter saw mutual fund flows directed largely towards international funds and index funds, with flows to our core active domestic clients turning negative in August,” said Bob Gasser, ITG’s Chief Executive Officer and President.  “While this made for a challenging environment, we are confident that the market will see a recovery in these fund flows and that we will benefit from the strong operating leverage of our platform.  We continue to manage costs aggressively while investing selectively in markets and products that hold promise for our top and bottom lines with the return of improved market conditions.”

ITG’s non-US revenues were $43.8 million in the third quarter of 2009 versus $47.2 million in the third quarter of 2008. Non-US operations posted net income of $0.2 million in the third quarter of 2009, compared to $0.6 million of net income in the third quarter of 2008.

“Our European business benefited from product parity with North America as well as declining transaction processing costs, and we are well positioned to benefit from additional market recovery.  In Europe, ITG posted its second consecutive quarter of revenue growth and profitability,” said Mr. Gasser.  “While our core client business in Canada remains strong, revenues were pressured by declining market volumes and a rapidly changing market structure.  In the Asia Pacific region, better stock price performance did not correlate with higher turnover across the region, yet we did grow our revenue and gain market share.  We continue to invest heavily in people, products and relationships as we position the firm for a greater role in the Asia Pacific markets.”

Year to Date results

For the nine months ended September 30, 2009, revenues were $482.1 million compared to $572.9 million in the prior year period.  Net income was $50.6 million and diluted earnings per share were $1.15 in the first nine months of 2009 versus net income of $85.9 million and diluted earnings per share of $1.95 in the first nine months of 2008.

Conference Call

ITG has scheduled a conference call today at 11:00 a.m. ET to discuss third quarter results. Those wishing to listen to the call should dial 800-295-3991 and enter the pass code 79761413 at least 10 minutes prior to the start of the call to ensure connection.  The conference call and webcast will also be accessible through ITG’s web site at www.itg.com.  For those unable to listen to the live broadcast of the call, a replay will be available for one week by dialing 888-286-8010 and entering the pass code 48014893. The replay will be available starting approximately two hours after the completion of the conference call.

ABOUT ITG

Investment Technology Group, Inc., is a specialized agency brokerage and financial technology firm that partners with asset managers globally to provide innovative solutions spanning the investment continuum. A leader in electronic trading since launching POSIT® in 1987, ITG’s integrated approach now includes a range of products from portfolio management and pre-trade analysis to trade execution and post-trade evaluation. Asset managers rely on ITG’s independence, experience, and agility to help mitigate risk, improve performance and navigate increasingly complex markets.  The firm is headquartered in New York with offices in North America, Europe and the Asia Pacific region. For more information on ITG, please visit www.itg.com.

In addition to historical information, this press release may contain “forward-looking” statements that reflect management’s expectations for the future.  A variety of important factors could cause results to differ materially from such statements.  These factors are noted throughout ITG’s 2008 Annual Report, on its Form 10-K, and on its Form 10-Qs and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, changes in commission pricing, evolving industry regulations, errors or malfunctions in our systems or technology, rapid changes in technology, cash flows into or redemptions from equity funds, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate companies we have acquired, changes in tax policy or accounting rules, fluctuations in foreign exchange rates, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally.

ITG Contact:

J.T. Farley

(212) 444-6259

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INVESTMENT TECHNOLOGY GROUP, INC.

Consolidated Statements of Income (unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
Commissions and fees (1)	$132,069	$162,083	$407,113	$491,527
Recurring	22,145	21,958	65,290	65,888
Other	4,224	4,237	9,667	15,498
Total revenues	158,438	188,278	482,070	572,913

Expenses:
Compensation and employee benefits	56,758	64,640	175,833	194,038
Transaction processing	24,204	24,421	72,050	73,103
Occupancy and equipment	14,958	14,986	44,696	42,741
Telecommunications and data processing services	13,770	14,026	41,052	39,214
Other general and administrative	20,307	23,004	60,705	69,537
Interest expense	407	1,637	2,220	5,593
Total expenses	130,404	142,714	396,556	424,226
Income before income tax expense	28,034	45,564	85,514	148,687
Income tax expense	10,556	18,393	34,887	62,788
Net income	$17,478	$27,171	$50,627	$85,899

Earnings per share:
Basic	$0.40	$0.63	$1.16	$1.97
Diluted	$0.40	$0.62	$1.15	$1.95

Basic weighted average number of common shares outstanding	43,627	43,463	43,479	43,598
Diluted weighted average number of common shares outstanding	44,126	43,869	43,859	44,122

(1) We have changed the income caption commissions revenues to commissions and fee revenues to better reflect the commission equivalent fees earned on spread based trades.

INVESTMENT TECHNOLOGY GROUP, INC.

Consolidated Statements of Financial Condition

(In thousands, except share amounts)

	September 30, 2009	December 31, 2008
	(unaudited)
Assets
Cash and cash equivalents	$354,050	$352,960
Cash restricted or segregated under regulations and other	92,962	73,218
Deposits with clearing organizations	21,253	43,241
Securities owned, at fair value	6,736	6,399
Receivables from brokers, dealers and clearing organizations	590,138	328,528
Receivables from customers	857,125	300,158
Premises and equipment, net	40,577	48,321
Capitalized software, net	72,059	62,821
Goodwill	425,598	423,896
Other intangibles, net	29,047	31,094
Deferred taxes	6,455	2,591
Other assets	14,023	12,226
Total assets	$2,510,023	$1,685,453

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$221,591	$221,582
Short-term bank loans	—	24,900
Payables to brokers, dealers and clearing organizations	854,382	232,527
Payables to customers	476,899	287,515
Securities sold, not yet purchased, at fair value	49	2,479
Income taxes payable	9,313	25,646
Deferred taxes	19,890	8,924
Long term debt	58,800	94,500
Total liabilities	1,640,924	898,073

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 51,682,153 and 51,582,306 shares issued at September 30, 2009 and December 31, 2008, respectively, and 43,683,428 and 43,244,184 shares outstanding at September 30, 2009 and December 31, 2008, respectively	517	516
Additional paid-in capital	230,234	219,830
Retained earnings	816,946	766,319
Common stock held in treasury, at cost; 7,998,725 and 8,338,122 shares at September 30, 2009 and December 31, 2008, respectively	(185,204)	(193,206)
Accumulated other comprehensive income (net of tax)	6,606	(6,079)
Total stockholders’ equity	869,099	787,380
Total liabilities and stockholders’ equity	$2,510,023	$1,685,453